March 2014 Preliminary Terms No. 111 Registration Statement No. 333-177923 Dated March 18, 2014 Filed pursuant to Rule 433

Structured Investments

Opportunities in U.S. Commodities

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The PLUS offered are unsecured and unsubordinated obligations of JPMorgan Chase & Co., will pay no interest, do not guarantee any return of your principal at maturity and have the terms described in the accompanying product supplement no. MS-1-III, the prospectus supplement and the prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to a maximum payment at maturity. If the basket has declined in value, at maturity investors will lose 1% for every 1% decline. The PLUS are for investors who seek exposure to an equally weighted basket of five underlying stocks and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies to a limited range of positive performance of the basket. At maturity, an investor will receive an amount in cash that may be greater than, equal to, or less than the stated principal amount based upon the basket closing value on the valuation date. All payments on the PLUS are subject to the credit risk of JPMorgan Chase & Co. The investor may lose some or all of the stated principal amount of the PLUS.

SUMMARY TERMS
Issuer:	JPMorgan Chase & Co.
Maturity date:	May 5, 2015, subject to postponement for certain market disruption events and as described under “Description of PLUS — Payment at Maturity” in the accompanying product supplement no. MS-1-III.
Basket:	Basket Components	Bloomberg ticker symbol	Weighting
	salesforce.com, inc. (“salesforce.com”)	CRM	20%
	Google Inc. (“Google”)	GOOG	20%
	Qlik Technologies Inc. (“Qlik”)	QLIK	20%
	Palo Alto Networks, Inc. (“Palo Alto Networks”)	PANW	20%
	Time Warner Inc. (“Time Warner”)	TWX	20%
Aggregate principal amount:	$
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $1,000 stated principal amount PLUS,
$1,000 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final basket value is less than or equal to the initial basket value, for each $1,000 stated principal amount PLUS,
$1,000 × basket performance factor
This amount will be less than or equal to the stated principal amount of $1,000 per PLUS.
The payment at maturity is subject to the impact of certain market disruption events as described under “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events” in the accompanying product supplement no. MS-1-III.
Leveraged upside payment:	$1,000 × leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Leverage factor:	150%
Basket performance factor:	final basket value / initial basket value
Maximum payment at maturity:	At least $1,201.50 (at least 120.15% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $1,201.50 per PLUS.
Stated principal amount:	$1,000 per PLUS
Issue price:	$1,000 per PLUS (see “Commissions and issue price” below)
Pricing date:	March , 2014 (expected to price on or about March 31, 2014)
Original issue date (settlement date):	April , 2014 (3 business days after the pricing date)
Valuation date:	April 30, 2015, subject to adjustment for non-trading days or certain market disruption events and as described under “Description of PLUS — Postponement of a Determination Date — PLUS linked to a Basket” in the accompanying product supplement no. MS-1-III
CUSIP / ISIN:	48127E478 / US48127E4787
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to Public(1)	Fees and Commissions(2)	Proceeds to Issuer
Per PLUS	$1,000	$20	$980
Total	$	$	$

(1)	See “Additional Information about the PLUS — “Use of proceeds and hedging” in this document for information about the components of the price to public of the PLUS.
(2)	JPMS, acting as agent for JPMorgan Chase & Co., will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $20 per $1,000 stated principal amount PLUS. See “Underwriting (Conflicts of Interest)” beginning on page PS-69 of the accompanying product supplement no. MS-1-III.

If the PLUS priced today and assuming a maximum payment at maturity equal to the minimum listed above, the estimated value of the PLUS as determined by JPMS would be approximately $958.80 per $1,000 stated principal amount PLUS. JPMS’s estimated value of the PLUS on the pricing date will be provided by JPMS in the pricing supplement and will not be less than $940.00 per $1,000 stated principal amount PLUS. See “Additional Information about the PLUS — JPMS’s estimated value of the PLUS” in this document for additional information.

Investing in the PLUS involves a number of risks. See “Risk Factors” beginning on page PS-17 of the accompanying product supplement no. MS-1-III and “Risk Factors” beginning on page 11 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. MS-1-III, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the PLUS” at the end of this document.

Product supplement no. MS-1-III dated March 18, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214002102/e57956_424b2.pdf

Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Basket closing value:

The basket closing value on the valuation date will be calculated as follows:

100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

Basket component return:	With respect to each basket component: final stock price - initial stock price initial stock price
Initial stock price:	With respect to each basket component, the closing price of one share of that basket component on the pricing date, divided by the stock adjustment factor for that basket component
Final stock price:	With respect to each basket component, the closing price of one share of that basket component on the valuation date
Stock adjustment factor:	With respect to each basket component, 1.0, subject to adjustment in the event of certain corporate events affecting that basket component
March 2014	Page 2

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

The PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks due May 5, 2015 (the “PLUS”) can be used:

▪	To gain access to the basket components and provide diversification of underlying exposure.
▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket.
▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario.
▪	To potentially achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 13 months
Leverage factor:	150%
Maximum payment at maturity:	At least $1,201.50 (at least 120.15% of the stated principal amount) per PLUS (to be provided in the pricing supplement)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Weightings:	20% for each of the basket components
March 2014	Page 3

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, without any protection against negative performance of the asset. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, the investor will lose 1% for every 1% decline. Investors may lose some or all of the stated principal amount of the PLUS.

Access	The PLUS offer exposure to an equally weighted basket composed of salesforce.com, Google, Qlik, Palo Alto Networks and Time Warner, allowing for diversification of underlying exposure.
Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario	The basket increases in value and, at maturity, the PLUS pay the stated principal amount of $1,000 plus 150% of the basket percent increase, subject to the maximum payment at maturity of at least $1,201.50 (at least 120.15% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be determined on the pricing date.
Par Scenario	The final basket value is equal to the initial basket value and, at maturity, the PLUS pay the stated principal amount of $1,000 per PLUS.
Downside Scenario	The basket declines in value and, at maturity, the PLUS pay an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value. (Example: if the basket decreases in value by 20%, the PLUS will pay an amount that is less than the stated principal amount by 20%, or $800 per PLUS.)
March 2014	Page 4

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	150%
Hypothetical maximum payment at maturity:	$1,201.50 (120.15% of the stated principal amount) per PLUS (which represents the lowest hypothetical maximum payment at maturity)*

*The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $1,201.50 per PLUS.

PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, for each $1,000 principal amount PLUS investors will receive the $1,000 stated principal amount plus 150% of the appreciation of the basket over the term of the PLUS, subject to the maximum payment at maturity. Under the hypothetical terms of the PLUS, an investor will realize the hypothetical maximum payment at maturity at a final basket value of approximately 113.433% of the initial basket value.
▪	Par Scenario. If the final basket value is equal to the initial basket value, investors will receive the stated principal amount of $1,000 per PLUS.
▪	Downside Scenario. If the final basket value is less than the initial basket value, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value.
▪	For example, if the basket depreciates 50%, investors will lose 50% of their principal and receive only $500 per PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the PLUS shown above apply only if you hold the PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

March 2014	Page 5

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Payouts on the PLUS at Maturity

Below are three examples of how to calculate the payment at maturity based on the hypothetical initial stock prices and final stock prices in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results will vary.

Example 1:  The final basket value is greater than the initial basket value, and the payment at maturity is less than the hypothetical maximum payment at maturity.

Basket component	% Weight in Basket	Hypothetical initial stock price	Hypothetical final stock price	Basket component return
salesforce.com	20%	$58.00	$60.90	+5%
Google	20%	$1,175.00	$1,233.75	+5%
Qlik	20%	$28.00	$29.40	+5%
Palo Alto Networks	20%	$77.00	$80.85	+5%
Time Warner	20%	$66.00	$69.30	+5%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Starting basket level = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

Using the hypothetical initial stock prices and final stock prices above, the sum of the basket component return of each basket component times the basket component weighting of each such basket component:

[($60.90 – $58.00) / $58.00] × 20% = 1.00%
[($1,233.75 – $1,175.00) / $1,175.00] × 20% = 1.00%
[($29.40 – $28.00) / $28.00] × 20% = 1.00%
[($80.85 – $77.00) / $77.00] × 20% = 1.00%
[($69.30 - $66.00) / $66.00] × 20% = 1.00%
1.00% + 1.00% + 1.00% + 1.00% + 1.00 = 5%

Ending basket level	=	(1 + 5%), which equals 105
Basket percent increase	=	(105 – 100) / 100, which equals 5%

The payment at maturity will equal $1,000 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $1,000 times (ii) the basket percent increase times (iii) the leverage factor, or:

$1,000 × 5% × 150% = $75

Because this amount would not result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $1,201.50 per PLUS, the payment at maturity will equal $1,000 plus the leveraged upside payment, or:

$1,000 + $75 = $1,075

March 2014	Page 6

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value, and the payment at maturity is equal to the hypothetical maximum payment at maturity.

Basket component	% Weight in Basket	Hypothetical initial stock price	Hypothetical final stock price	Basket component return
salesforce.com	20%	$58.00	$66.70	+15%
Google	20%	$1,175.00	$1,351.25	+15%
Qlik	20%	$28.00	$32.20	+15%
Palo Alto Networks	20%	$77.00	$88.55	+15%
Time Warner	20%	$66.00	$75.90	+15%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Starting basket level = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

Using the hypothetical initial stock prices and final stock prices above, the sum of the component return of each basket component times the basket component weighting of each such basket component:

[($66.70 – $58.00) / $58.00] × 20% = 3.00%
[($1,351.25 – $1,175.00) / $1,175.00] × 20% = 3.00%
[($32.20 – $28.00) / $28.00] × 20% = 3.00%
[($88.55 – $77.00) / $77.00] × 20% = 3.00%
[($75.90 - $66.00) / $66.00] × 20% = 3.00%

3.00% + 3.00% + 3.00% + 3.00% + 3.00% = 15%

Ending basket level	=	100 × (1 + 15%), which equals 115
Basket percent increase	=	(115 – 100) / 100, which equals 15%

The payment at maturity will equal $1,000 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $1,000 times (ii) the basket percent increase times (iii) the leverage factor, or:

$1,000 × 15% × 150% = $225

Because this amount would result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $1,201.50 per PLUS, the payment at maturity will equal the hypothetical maximum payment at maturity of $1,201.50 per PLUS.

March 2014	Page 7

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 3: The final basket value is less than or equal to the initial basket value.

Basket component	% Weight in Basket	Hypothetical initial stock price	Hypothetical final stock price	Basket component return
salesforce.com	20%	$58.00	$23.20	-60%
Google	20%	$1,175.00	$1,233.75	+5%
Qlik	20%	$28.00	$29.40	+5%
Palo Alto Networks	20%	$77.00	$80.85	+5%
Time Warner	20%	$66.00	$69.30	+5%

Basket performance factor = final basket value / initial basket value

Starting basket level = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

Using the hypothetical initial stock prices and final stock prices above, the sum of the component return of each basket component times the basket component weighting of each such basket component:

[($23.20 – $58.00) / $58.00] × 20% = -12.00%
[($1,233.75 – $1,175.00) / $1,175.00] × 20% = 1.00%
[($29.40 – $28.00) / $28.00] × 20% = 1.00%
[($80.85 – $77.00) / $77.00] × 20% = 1.00%
[($69.30 - $66.00) / $66.00] × 20% = 1.00%

-12.00% + 1.00% + 1.00% + 1.00% + 1.00% = -8.00%

Ending basket level	=	100 × (1 + (-8%)), which equals 92
Basket percent increase	=	(92 / 100, which equals 92.00%

In the above example, the final stock prices of all the basket components except for salesforce.com (with a combined weighting of 80% of the basket) are each higher than their respective initial stock prices, but the final stock price of salesforce.com (with a weighting of 20% of the basket) is lower than its initial stock price. Accordingly, although the final stock prices of 80% of the basket components (by weight) have increased in value over their respective initial stock prices, the final stock price of the other 20% (by weight) of the basket has declined and, because it has declined significantly, its decline more than offsets the increases in the other basket components and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than or equal to the initial basket value in this example, the payment at maturity per PLUS will equal $1,000 times the basket performance factor; or

($1,000 × 92.00%) = $920

The payment at maturity per PLUS will be $920, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

March 2014	Page 8

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-17 of the accompanying product supplement no. MS-1-III. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

▪	The PLUS do not pay interest or guarantee the return of any principal and your investment in the PLUS may result in a loss. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payment at maturity will be an amount in cash that is less than the stated principal amount of each PLUS by an amount proportionate to the decrease in the value of the basket and may be zero.
▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of at least $1,201.50 (at least 120.15% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be determined on the pricing date. Although the leverage factor provides 150% exposure to any increase in the final basket value as compared to the initial basket value on the valuation date, because the maximum payment at maturity will be limited to at least 120.15% of the stated principal amount for the PLUS, any increase in the final basket value by more than approximately 13.433% (in the case where the maximum payment at maturity is set at 120.15% of the stated principal amount) will not further increase the return on the PLUS.
▪	The PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the PLUS. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS. Any actual or anticipated decline in our credit ratings or increase in the credit spreads determined by the market for taking our credit risk is likely to adversely affect the market value of the PLUS. If we were to default on our payment obligations, you may not receive any amounts owed to you under the PLUS and you could lose your entire investment.
▪	Economic interests of the issuer, the calculation agent, the agent of the offering of the PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and as an agent of the offering of the PLUS, hedging our obligations under the PLUS and making the assumptions used to determine the pricing of the PLUS and the estimated value of the PLUS, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent will determine the initial basket value and the final basket value, whether a market disruption event has occurred and whether to make any anti-dilution adjustment and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and whether to make any anti-dilution adjustment, may affect the payment to you at maturity. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the PLUS and the value of the PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the PLUS could result in substantial returns for us or our affiliates while the value of the PLUS declines. Please refer to “Risk Factors” in the accompanying product supplement no. MS-1-III for additional information about these risks.
▪	Correlation (or lack of correlation) of performances among the basket components may reduce the performance of the basket, and changes in the prices of the basket components may offset each other. The PLUS are linked to an equally weighted basket consisting of five underlying stocks. Movements and performances of the basket components may or may not be correlated with each other. At a time when the price of one or more of the basket components increases, the price of the other basket components may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one or more of the basket components may be moderated, or more than offset, by the lesser increases or declines in the values of the other basket components. High correlation of movements in the prices of the basket components during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.
▪	JPMS’s estimated value of the PLUS will be lower than the original issue price (price to public) of the PLUS. JPMS’s estimated value is only an estimate using several factors. The original issue price of the PLUS will exceed JPMS’s estimated value because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. See “Additional Information about the PLUS — JPMS’s estimated value of the PLUS” in this document.
March 2014	Page 9

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	JPMS’s estimated value does not represent future values of the PLUS and may differ from others’ estimates. JPMS’s estimated value of the PLUS is determined by reference to JPMS’s internal pricing models. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and JPMS’s assumptions about market parameters, which can include volatility, interest rates and other factors. Different pricing models and assumptions could provide valuations for PLUS that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the PLUS could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy PLUS from you in secondary market transactions. See “Additional Information about the PLUS — JPMS’s estimated value of the PLUS” in this document.
▪	JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the PLUS to be more favorable to you. In addition, JPMS’s estimated value might be lower if it were based on the interest rate implied by our conventional fixed-rate credit spreads. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the PLUS and any secondary market prices of the PLUS. See “Additional Information about the PLUS — JPMS’s estimated value of the PLUS” in this document.
▪	The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Additional Information about the PLUS — Secondary market prices of the PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your PLUS during this initial period may be lower than the value of the PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS. Any secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the PLUS. As a result, the price, if any, at which JPMS will be willing to buy PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the PLUS.

The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the PLUS will be impacted by many economic and market factors. The secondary market price of the PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the basket closing value, including:

o    any actual or potential change in our creditworthiness or credit spreads;

o    customary bid-ask spreads for similarly sized trades;

o    secondary market credit spreads for structured debt issuances;

o    the actual and expected volatility of the basket components;

o    the time to maturity of the PLUS;

o    the dividend rates on the underlying stocks inlcuded in the basket;

o    the actual and expected positive or negative correlation among the basket components, or the actual or expected absence of any such correlation;

o    interest and yield rates in the market generally;

March 2014	Page 10

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

o    the occurrence of certain events affecting the issuer of the basket components that may or may not require an adjustment to the stock adjustment factor, including a merger or acquisition; and

o    a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the PLUS, if any, at which JPMS may be willing to purchase your PLUS in the secondary market.

▪	Investing in the PLUS is not equivalent to investing in the shares of the basket components. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components.
▪	No affiliation with the issuers of the basket components. The issuers of the basket components are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the PLUS. We have not made any due diligence inquiry with respect to the basket components in connection with this offering.
▪	We may engage in business with or involving the issuers of the basket components without regard to your interests. We or our affiliates may presently or from time to time engage in business with the issuers of the basket components without regard to your interests and thus may acquire non-public information about the basket components. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket components, which may or may not recommend that investors buy or hold the basket components.
▪	The anti-dilution protection for the basket components is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factors and other adjustments for certain corporate events affecting the basket components. However, the calculation agent will not make an adjustment in response to all events that could affect the basket components. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the PLUS in making these determinations.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the basket and, as a result, could decrease the amount an investor may receive on the PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial basket value and, therefore, could potentially increase the level that the final basket value must reach before you receive a payment at maturity that exceeds the issue price of the PLUS. Additionally, these hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the amount of cash an investor will receive at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the PLUS declines.
▪	Secondary trading may be limited. The PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. JPMS may act as a market maker for the PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.

▪

▪	The final terms and valuation of the PLUS will be provided in the pricing supplement. The final terms of the PLUS will be provided in the pricing supplement. In particular, each of JPMS’s estimated value and the maximum payment at maturity will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the PLUS based on the minimums for JPMS’s estimated value and the maximum payment at maturity.
▪	The tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). The IRS might not accept, and a court might not uphold, the treatment of the PLUS described in “Additional Information about the PLUS―Additional Provisions―Tax considerations” in this document and in “Material U.S. Federal Income Tax
March 2014	Page 11

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Consequences” in the accompanying product supplement no. MS-1-III. If the IRS were successful in asserting an alternative treatment for the PLUS, the timing and character of any income or loss on the PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-III and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

March 2014	Page 12

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Overview

The basket is an equally weighted basket composed of five underlying stocks.

Basket component information as of March 17, 2014
	Bloomberg Ticker Symbol	Current Price	52 Weeks Ago	52 Week High	52 Week Low	Weighting
salesforce.com	CRM	$58.32	$43.53 (on 3/18/2013)	$66.22 (on 2/27/2014)	$36.75 (on 6/20/2013)	20%
Google	GOOG	$1,192.10	$807.79 (on 3/18/2013)	$1,220.17 (on 2/26/2014)	$763.35 (on 4/18/2013)	20%
Qlik	QLIK	$28.67	$27.04 (on 3/18/2013)	$37.20 (on 9/20/2013)	$23.43 (on 12/12/2013)	20%
Palo Alto Networks	PANW	$78.51	$56.11 (on 3/18/2013)	$78.51 (on 3/17/2014)	$39.56 (on 6/24/2013)	20%
Time Warner	TWX	$66.67	$56.22 (on 3/18/2013)	$70.31 (on 10/24/2013)	$55.48 (on 3/19/2013)	20%

The following graph is calculated to show the performance of the basket during the period from July 20, 2012 through March 17, 2014, assuming the basket components are weighted as set out above such that the initial basket value was 100 was on March 17, 2014, and illustrates the effect of the offset and/or correlation among the basket components during that period. The graph does not take into account the leverage factor on the PLUS or the maximum payment at maturity, nor does it attempt to show your expected return on an investment in the PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, or whether increases in the price of any basket component will be offset by decreases in the prices of the other basket components. The historical price performance of the basket and the degree of correlation between the price trends of the basket components (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance July 20, 2012 through March 17, 2014

Except as noted below, the following graphs set forth the official daily prices, for each of the basket components for the period from January 2, 2009 through March 17, 2014. The related tables set forth the published high and low, as well as end-of-quarter, prices for each respective basket component for each quarter in the same period. The initial stock prices on March 17, 2014 were, in the case of salesforce.com, $58.32, in the case of Google, $1,192.10, in the case of Qlik, $28.67, in the case of Palo Alto Networks, $78.51 and in the case of Time Warner, $66.67. We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification. The historical prices and historical performance of the basket components should not be taken as an indication of future performance, and no assumption can be

March 2014	Page 13

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

given as to the final stock prices and basket closing value on the valuation date. We cannot give you any assurance that the basket will appreciate over the term of the PLUS so that you do not suffer a loss on your initial investment in the PLUS.

This document relates only to the PLUS offered hereby and does not relate to the basket components or other PLUS of the basket components. We have derived all disclosures contained in this document regarding the the basket components from the publicly available documents described in the preceding paragraph, without independent verification. In connection with the offering of the PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket components. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket components is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the basket components (and therefore the price of the basket components at the time we price the PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket components could affect the value received at maturity with respect to the PLUS and therefore the trading prices of the PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket components.

March 2014	Page 14

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

salesforce.com, inc. Overview

salesforce.com, inc. is a provider of enterprise cloud computing solutions. The common stock of salesforce.com inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by salesforce.com inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-32224 through the SEC’s website at www.sec.gov. In addition, information regarding salesforce.com, inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on March 17, 2014:

The Common Stock of salesforce.com, inc. – Daily Closing Prices January 2, 2009 through March 17, 2014

The table below sets forth the published high and low closing prices of, as well as dividends on, the common stock of salesforce.com, inc. for each quarter in the period from January 1, 2009 through March 17, 2014. The closing price of the common stock of salesforce.com, inc. on March 17, 2014 was $58.32. The associated graph shows the closing prices of the common stock of salesforce.com, inc. for each day in the same period. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of salesforce.com, inc. has experienced significant fluctuations. The historical performance of the common stock of salesforce.com, inc. should not be taken as an indication of its future performance, and no assurance can be given as to the price of the common stock of salesforce.com, inc. at any time, including on the valuation date.

salesforce.com, inc. (CUSIP: 79466L302)	High ($)	Low ($)	Dividends ($)
2009
First Quarter	$9.26	$6.44	—
Second Quarter	$11.23	$8.17	—
Third Quarter	$14.64	$8.89	—
Fourth Quarter	$18.66	$13.63	—
2010
First Quarter	$19.38	$15.52	—
Second Quarter	$24.28	$18.89	—
Third Quarter	$30.79	$21.77	—
Fourth Quarter	$37.65	$24.98	—
2011
First Quarter	$36.62	$30.00	—
Second Quarter	$38.39	$32.24	—

March 2014	Page 15

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

salesforce.com, inc. (CUSIP: 79466L302)	High ($)	Low ($)	Dividends ($)
Third Quarter	$39.83	$27.72	—
Fourth Quarter	$34.79	$24.51	—
2012
First Quarter	$39.34	$24.37	—
Second Quarter	$39.89	$31.83	—
Third Quarter	$39.86	$30.34	—
Fourth Quarter	$42.73	$34.92	—
2013
First Quarter	$46.59	$40.84	—
Second Quarter	$47.01	$36.75	—
Third Quarter	$53.38	$37.80	—
Fourth Quarter	$57.31	$49.91	—
2014
First Quarter (Through March 17, 2014)	$66.22	$54.23	—

We make no representation as to the amount of dividends, if any, that salesforce.com, inc. may pay in the future. In any event, as an investor in the PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of salesforce.com, inc.

March 2014	Page 16

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Google Inc. Overview

Google Inc. is a technology company that builds products and provides services to organize information and make it universally accessible and useful. The common stock of Google Inc. is registered under the Exchange Act. Information provided to or filed with the SEC by Google Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 000-50726 through the SEC’s website at www.sec.gov. In addition, information regarding Google Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on March 17, 2014:

The Common Stock of Google Inc. – Daily Closing Prices January 2, 2009 through March 17, 2014

The table below sets forth the published high and low closing prices of, as well as dividends on, the common stock of Google Inc. for each quarter in the period from January 1, 2009 through March 17, 2014. The closing price of the common stock of Google Inc. on March 17, 2014 was $1,192.10. The associated graph shows the closing prices of the common stock of Google Inc. for each day in the same period. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of Google Inc. has experienced significant fluctuations. The historical performance of the common stock of Google Inc. should not be taken as an indication of its future performance, and no assurance can be given as to the price of the common stock of Google Inc. at any time, including on the valuation date.

Google Inc. (CUSIP: 38259P508)	High ($)	Low ($)	Dividends ($)
2009
First Quarter	$378.77	$282.75	—
Second Quarter	$444.32	$354.09	—
Third Quarter	$499.06	$396.63	—
Fourth Quarter	$622.73	$484.58	—
2010
First Quarter	$626.75	$526.43	—
Second Quarter	$595.30	$444.95	—
Third Quarter	$530.41	$436.07	—
Fourth Quarter	$627.16	$522.35	—
2011
First Quarter	$639.63	$557.10	—
Second Quarter	$591.80	$474.88	—

March 2014	Page 17

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Google Inc. (CUSIP: 38259P508)	High ($)	Low ($)	Dividends ($)
Third Quarter	$622.46	$490.92	—
Fourth Quarter	$645.90	$495.52	—
2012
First Quarter	$668.28	$568.10	—
Second Quarter	$651.01	$559.05	—
Third Quarter	$756.50	$570.48	—
Fourth Quarter	$768.05	$647.18	—
2013
First Quarter	$838.68	$702.87	—
Second Quarter	$915.89	$765.35	—
Third Quarter	$924.69	$846.90	—
Fourth Quarter	$1,120.71	$853.67	—
2014
First Quarter (through March 17, 2014)	$1,220.17	$1,101.23	—

We make no representation as to the amount of dividends, if any, that Google Inc. may pay in the future. In any event, as an investor in the PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Google Inc.

March 2014	Page 18

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Qlik Technologies Inc. Overview

Qlik Technologies Inc. develops, commercializes and implements software products and related services. The common stock of Qlik Technologies Inc. is registered under the Exchange Act. Information provided to or filed with the SEC by Qlik Technologies Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-34803 through the SEC’s website at www.sec.gov. In addition, information regarding Qlik Technologies Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on March 17, 2014:

The Common Stock of Qlik Technologies Inc. – Daily Closing Prices July 16, 2010 through March 17, 2014

The table below sets forth the published high and low closing prices of, as well as dividends on, the common stock of Qlik Technologies Inc. for each quarter in the period from July 16, 2010 through March 17, 2014. The common stock of Qlik Technologies Inc. commenced trading on The NASDAQ Stock Market on July 16, 2010, and therefore has a limited performance history. The closing price of the common stock of Qlik Technologies Inc. on March 17, 2014 was $28.67. The associated graph shows the closing prices of the common stock of Qlik Technologies Inc. for each day in the same period. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of Qlik Technologies Inc. has experienced significant fluctuations. The historical performance of the common stock of Qlik Technologies Inc. should not be taken as an indication of its future performance, and no assurance can be given as to the price of the common stock of Qlik Technologies Inc. at any time, including on the valuation date.

Qlik Technologies Inc.(CUSIP: 74733T105)	High ($)	Low ($)	Dividends ($)
2010
Third Quarter (commencing July 16, 2010)	$26.28	$12.80	—
Fourth Quarter	$27.70	$21.55	—
2011
First Quarter	$28.03	$22.86	—
Second Quarter	$34.19	$26.72	—
Third Quarter	$35.43	$21.36	—
Fourth Quarter	$30.89	$19.99	—
2012
First Quarter	$32.60	$22.89	—

March 2014	Page 19

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Qlik Technologies Inc.(CUSIP: 74733T105)	High ($)	Low ($)	Dividends ($)
Second Quarter	$33.19	$21.00	—
Third Quarter	$25.28	$17.59	—
Fourth Quarter	$22.33	$17.20	—
2013
First Quarter	$27.81	$20.02	—
Second Quarter	$31.09	$23.62	—
Third Quarter	$37.20	$28.30	—
Fourth Quarter	$35.11	$23.43	—
2014
First Quarter (Through March 17, 2014)	$30.99	$25.13	—

We make no representation as to the amount of dividends, if any, that Qlik Technologies Inc. may pay in the future. In any event, as an investor in the PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Qlik Technologies Inc.

March 2014	Page 20

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Palo Alto Networks, Inc. Overview

Palo Alto Networks, Inc. provides a network security platform that is intended to allow enterprises, service providers and government entities to secure their networks and safely enable the increasingly complex and rapidly growing number of applications running on their networks. The common stock of Palo Alto Networks, Inc. is registered under the Exchange Act. Information provided to or filed with the SEC by Palo Alto Networks, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-35594 through the SEC’s website at www.sec.gov. In addition, information regarding Palo Alto Networks, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on March 17, 2014:

The Common Stock of Palo Alto Networks, Inc. – Daily Closing Prices July 20, 2012 through March 17, 2014

The table below sets forth the published high and low closing prices of, as well as dividends on, the common stock of Palo Alto Networks, Inc. for each quarter in the period from July 20, 2012 through March 17, 2014. The common stock of Palo Alto Networks, Inc. commenced trading on the New York Stock Exchange on July 20, 2012, and therefore has a limited performance history. The closing price of the common stock of Palo Alto Networks, Inc. on March 17, 2014 was $78.51. The associated graph shows the closing prices of the common stock of Palo Alto Networks, Inc. for each day in the same period. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of Palo Alto Networks, Inc. has experienced significant fluctuations. The historical performance of the common stock of Palo Alto Networks, Inc. should not be taken as an indication of its future performance, and no assurance can be given as to the price of the common stock of Palo Alto Networks, Inc. at any time, including on the valuation date.

Palo Alto Networks, Inc. (CUSIP: 697435105)	High ($)	Low ($)	Dividends ($)
2012
Third Quarter (commencing July 20, 2012)	$71.75	$51.51	—
Fourth Quarter	$65.86	$48.82	—
2013
First Quarter	$61.13	$47.23	—
Second Quarter	$56.43	$39.56	—
Third Quarter	$50.04	$41.15	—
Fourth Quarter	$57.80	$40.99	—

March 2014	Page 21

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Palo Alto Networks, Inc. (CUSIP: 697435105)	High ($)	Low ($)	Dividends ($)
2014
First Quarter (Through March 17, 2014)	$78.51	$55.66	—

We make no representation as to the amount of dividends, if any, that Palo Alto Networks, Inc. may pay in the future. In any event, as an investor in the PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Palo Alto Networks, Inc.

March 2014	Page 22

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Time Warner Inc. Overview

Time Warner Inc. is a media and entertainment company. The common stock of Time Warner Inc. is registered under the Exchange Act. Information provided to or filed with the SEC by Time Warner Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-15062 through the SEC’s website at www.sec.gov. In addition, information regarding Time Warner Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on March 17, 2014:

The Common Stock of Time Warner Inc. – Daily Closing Prices January 2, 2009 through March 17, 2014

The table below sets forth the published high and low closing prices of, as well as dividends on, the common stock of Time Warner Inc. for each quarter in the period from January 1, 2009 through March 17, 2014. The closing price of the common stock of Time Warner Inc. on March 17, 2014 was $66.67. The associated graph shows the closing prices of the common stock of Time Warner Inc. for each day in the same period. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of Time Warner Inc. has experienced significant fluctuations. The historical performance of the common stock of Time Warner Inc. should not be taken as an indication of its future performance, and no assurance can be given as to the price of the common stock of Time Warner Inc. at any time, including on the valuation date.

Time Warner Inc. (CUSIP: 887317303)	High ($)	Low ($)	Dividends ($)
2009
First Quarter	$22.67	$14.57	$4.1722
Second Quarter	$24.67	$19.28	$3.1966
Third Quarter	$28.07	$21.81	$2.7979
Fourth Quarter	$30.58	$27.55	$2.5738
2010
First Quarter	$31.56	$26.81	$2.4784
Second Quarter	$33.88	$28.91	$2.7672
Third Quarter	$32.89	$28.20	$2.6917
Fourth Quarter	$32.51	$29.49	$2.6422
2011
First Quarter	$38.20	$31.45	$2.4440
Second Quarter	$37.86	$34.46	$2.4608

March 2014	Page 23

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Time Warner Inc. (CUSIP: 887317303)	High ($)	Low ($)	Dividends ($)
Third Quarter	$37.06	$27.74	$3.0614
Fourth Quarter	$36.38	$28.96	$2.5387
2012
First Quarter	$38.21	$35.68	$2.4901
Second Quarter	$38.50	$33.76	$2.5065
Third Quarter	$45.90	$37.49	$2.1840
Fourth Quarter	$48.26	$43.04	$2.1744
2013
First Quarter	$57.62	$49.12	$1.8049
Second Quarter	$61.52	$56.16	$1.8462
Third Quarter	$66.20	$58.30	$1.7057
Fourth Quarter	$70.31	$64.61	$1.6495
2014
First Quarter (Through March 17, 2014)	$68.93	$61.52	—

We make no representation as to the amount of dividends, if any, that Time Warner Inc. may pay in the future. In any event, as an investor in the PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Time Warner Inc.

March 2014	Page 24

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than three business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 PLUS
JPMS’s estimated value of the PLUS:

JPMS’s estimated value of the PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the PLUS, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the PLUS. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Risk Factors — JPMS’s estimated value is not determined by reference to credit spreads for our conventional fixed-rate debt.” The value of the derivative or derivatives underlying the economic terms of the PLUS is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — JPMS’s estimated value does not represent future values of the PLUS and may differ from others’ estimates.”

JPMS’s estimated value of the PLUS will be lower than the original issue price of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the PLUS. See “Risk Factors — JPMS’s estimated value of the PLUS will be lower than the original issue price (price to public) of the PLUS” in this document.

Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation Agent:	JPMS
Secondary market prices of the PLUS:	For information about factors that will impact any secondary market prices of the PLUS, see “Risk Factors — Secondary market prices of the PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the PLUS. The length of any such initial period reflects the structure of the PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the PLUS and when these costs are incurred, as determined by JPMS. See “Risk Factors — The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than JPMS’s then-current estimated value of the PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-III. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS.

Based on current market conditions, in the opinion of our special tax counsel, Davis Polk & Wardwell LLP, your PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes. Assuming this treatment is respected, the gain or loss on your PLUS should be treated as long-term capital gain or loss if you hold your PLUS for more than a year, whether or not you are an initial purchaser of PLUS at the issue price. However, the IRS or a court may not respect this treatment of the PLUS, in which

March 2014	Page 25

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

case the timing and character of any income or loss on the PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.
Use of proceeds and hedging:

The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the PLUS.

The PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the PLUS. See “How the PLUS Work” and “Hypothetical Payments on the PLUS at Maturity” in this document for an illustration of the risk-return profile of the PLUS and “Basket Overview” in this document for a description of the market exposure provided by the PLUS.

The original issue price of the PLUS is equal to JPMS’s estimated value of the PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS, plus the estimated cost of hedging our obligations under the PLUS.

For purposes of the PLUS offered by this document, the first and second paragraph of the section entitled “Use of Proceeds and Hedging” on page PS-43 of the accompanying product supplement no. MS-1-III are deemed deleted in their entirety. Please refer instead to the discussion set forth above.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. MS-1-III.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the PLUS in the secondary market, but is not required to do so.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds and Hedging” above and “Use of Proceeds and Hedging” on page PS-43 of the accompanying product supplement no. MS-1-III.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which these preliminary terms relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product supplement no. MS-1-III and these preliminary terms if you so request by calling toll-free (800)-869-3326.

You may revoke your offer to purchase the PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the PLUS prior to their issuance. In the event of any changes to the terms of the PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these PLUS are a part, and the more detailed information contained in product supplement no. MS-1-III dated November 14, 2011.

This document, together with the documents listed below, contains the terms of the PLUS

March 2014	Page 26

PLUS Based on the Performance of an Equally Weighted Basket of Five Underlying Stocks
due May 5, 2015

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. MS-1-III, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-III dated March 18, 2014:

http://www.sec.gov/Archives/edgar/data/19617/000089109214002102/e57956_424b2.pdf

• Prospectus supplement dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

• Prospectus dated November 14, 2011:

http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, the “Company,” “we,” “us,” and “our” refer to JPMorgan Chase & Co.

“Performance Leveraged Upside SecuritiesSM“ and “PLUSSM” are service marks of Morgan Stanley.

March 2014	Page 27